Exhibit 99.1
Corpay Reports Third Quarter Financial Results
18% revenue growth, 11% organic revenue growth, and 32% adjusted EPS growth1

Atlanta, Ga., November 4, 2026 — Corpay, Inc. (NYSE: CPAY), the Global Spend Management Company, today reported financial results for its third quarter ended September 30, 2026.

“Our third quarter results were excellent, with revenue growth of 18% and adjusted net income per diluted share growth of 32%, both ahead of our expectations,” said Ron Clarke, chairman and chief executive officer, Corpay, Inc. “Organic revenue growth for the quarter was 11%. We've delivered 11% organic growth for five of the last six quarters,” concluded Clarke.

Financial Results for Third Quarter of 2026:

GAAP Results
•Revenues increased 18% to $1,381.9 million in the third quarter of 2026, compared with $1,172.5 million in the third quarter of 2025.
•Net income2 increased 36% to $378.4 million in the third quarter of 2026, compared with $277.9 million in the third quarter of 2025.
•Net income per diluted share2 increased 45% to $5.66 in the third quarter of 2026, compared with $3.91 per diluted share in the third quarter of 2025.

Non-GAAP Results1
•Organic revenue growth1 of 11% in the third quarter of 2026.
•Adjusted EBITDA1 increased 17% to $793.8 million in the third quarter of 2026, compared to $676.7 million in the third quarter of 2025.
•Adjusted net income1,2 increased 24% to $500.7 million in the third quarter of 2026, compared with $405.2 million in the third quarter of 2025.
•Adjusted net income per diluted share1,2 increased 32% to $7.54 per diluted share in the third quarter of 2026, compared with $5.70 per diluted share in the third quarter of 2025.
“Corporate Payments delivered 18% organic revenue growth driven by strong performance in both spend management and cross-border, and we delivered 57.4% EBITDA margins due to the high flow through rate on revenue,” said Peter Walker, chief financial officer, Corpay, Inc. “Through the end of the quarter we've repurchased 5.25 million shares for $1.85 billion, inclusive of the 1.9 million shares repurchased for $747 million in the third quarter," concluded Walker.

Fiscal Year 2026 Outlook:

“We are raising our full-year 2026 outlook to reflect our strong third quarter results and improved expectations for the fourth quarter,” said Peter Walker. “At the midpoint, our updated guidance calls for full-year revenue of $5.35 billion and adjusted net income per diluted share of $28.00, representing growth of 18% and 31%, respectively.”

For fiscal year 2026, Corpay, Inc.'s financial guidance1 is revised as follows:

•Total revenues between $5.340 billion and $5.360 billion, growing 18% at the midpoint year over year;
•Net income between $1.337 billion and $1.357 billion;
•Net income per diluted share between $20.03 and $20.23;
•Adjusted net income between $1.847 billion and $1.867 billion; and
•Adjusted net income per diluted share between $27.90 and $28.10, growing 31% at the midpoint year over year.

Corpay’s guidance assumptions are as follows:

•Foreign exchange rates for the rest of the year based on Bloomberg consensus forecasts as of October 26, 2026, except Brazilian Real based on October 26, 2026 to October 28, 2026 average;

•Weighted average U.S. fuel prices equal to $4.90 per gallon for the rest of the year, based on the October 2026 EIA short-term energy outlook;
•Fuel price spreads for the rest of the year approximately flat with the 2025 full year average;
•Interest expense between $435 million and $455 million for the full year, based on the SOFR forward curve as of October 27, 2026;
•Free cash flow is used to pay down debt;
•Proceeds from the sale of the maintenance business are used to delever;
•Approximately 66 million fully diluted shares outstanding for the full year;
•A full year adjusted effective tax rate of approximately 24% to 26%; and
•No impact related to material acquisitions or divestitures not disclosed.
Fourth Quarter of 2026 Outlook:

“For the fourth quarter, we expect revenue of approximately $1.37 billion and adjusted net income per diluted share of $7.65 at the midpoint,” concluded Walker.

As always, guidance may change in the future based on new information and therefore may not reflect actual results.
Conference Call:

The Company will host a conference call to discuss third quarter 2026 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Peter Walker, chief financial officer and Jim Eglseder, investor relations. The conference call will be webcast live from the Company's investor relations website at http://investor.corpay.com. The conference call can also be accessed live over the phone by dialing 1-(800)-445-7795 or 1-(785)-424-1699; the Conference ID is CORPAY. A replay will be available one hour after the call and can be accessed by dialing (844)-512-2921 or (412)-317-6671 for international callers; the replay conference ID is 11162812. The replay will be available through Wednesday, November 18, 2026. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology and similar expressions.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements on preliminary information, internal estimates and management’s assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as risks related to our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; the impact of macroeconomic conditions, including any recession or economic downturn that has occurred or may occur in the future, and whether expected trends, including oil prices, retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle adoption, retail lodging prices, foreign exchange rates and interest rate trends develop as anticipated, and whether we are able to develop and implement successful strategies in light of these trends; our ability to attract new and retain existing partners, fuel merchants, and lodging providers, their promotion and support of our products, and their financial performance; our ability to successfully manage the derivative financial instruments that we use in our Cross-Border solutions to limit our exposure to various market risks, including changes in foreign exchange rates; the failure of management assumptions and estimates, as well as differences in, and changes to, economic, market, interest rate, interchange fees, foreign exchange rates, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; the risks of mergers, acquisitions and divestitures, such as our recent acquisition of a partnership interest in AvidXchange and the acquisition of Alpha, including, without limitation, the time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; the risk of higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to successfully manage our credit risks and the sufficiency of our allowance for expected credit losses; our ability to securitize our trade receivables; the occurrence of fraudulent activity, data breaches or failures of information security controls, or other technology or cybersecurity-related incidents that may compromise our systems or customers’ information; any disruptions in the operations of our computer systems and data centers; the operational and political risks and compliance and regulatory risks and costs associated with international operations; the impact of international conflicts, including between Russia and Ukraine, as well as within the Middle East, on the global economy or our business and operations; the impact of changes in global tariff and trade policies and potential retaliatory actions by affected countries; our ability to develop and implement new technology, products, and services; any alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; the regulation, supervision, and examination of our business by foreign and domestic governmental authorities, as well as litigation and regulatory actions, including the lawsuit filed by the Federal Trade Commission (FTC); the impact of regulations and related requirements relating to privacy, information security and data protection; derivative and hedging activities and the related regulations and regulatory environment; use of third-party vendors and other third-party business relationships; and failure to comply with anti-money laundering (AML) and anti-terrorism financing laws; changes in our senior management team and our ability to attract, motivate and retain qualified personnel consistent with our strategic plan; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations, as well as the other risks and uncertainties identified under the caption "Risk Factors" in the 2025 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2026 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
The Company refers to free cash flow, cash net income and adjusted net income attributable to Corpay interchangeably, a non-GAAP financial measure. Adjusted net income attributable to Corpay is calculated as net income attributable to Corpay, adjusted to eliminate (a) non-cash stock-based compensation expense related to stock-based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, amortization of the premium recognized on the purchase of receivables and amortization attributable to the Company's noncontrolling interest, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, certain discrete tax items, the impact of business dispositions, impairment losses, asset write-offs, restructuring costs, loss on extinguishment of debt, taxes associated with stock-based compensation programs, losses and gains on foreign currency transactions, redemption value adjustment for a noncontrolling interest and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of certain discrete tax items. We calculate adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains and losses on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, taxes related to stock-based compensation programs and impairment losses do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures, including businesses held for sale, changes in operational and capital structure, and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of Corpay.
EBITDA is defined as earnings before interest expense, net, income taxes, other expense (income), depreciation and amortization, loss on extinguishment of debt, goodwill impairment, investment loss/gain and other operating, net. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation expense and other one-time items including certain legal expenses, restructuring costs and integration and deal related costs and other items as listed above for adjusted net income. EBITDA and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA as a percentage of revenue.

Management uses adjusted net income attributable to Corpay, adjusted net income per diluted share attributable to Corpay, organic revenue growth, EBITDA and adjusted EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About Corpay

Corpay (NYSE: CPAY), the Global Spend Management Company, is an S&P 500 company with three primary B2B solution sets. Spend Management, provides corporate and virtual card programs and AP automation solutions. Cross-Border, helps businesses manage foreign-currency exposure and provides global multi-currency account solutions. Vehicle Solutions, controls fuel, tolls, parking and related vehicle spend. With Corpay, control more, spend less. To learn more, visit corpay.com.

Contact:

Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@corpay.com
__________________________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibits 1, 5 and 6 attached. Additional supplemental data is provided in Exhibits 2-4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.
2 Net income, net income per diluted share, adjusted net income and adjusted net income per diluted share are amounts attributable to Corpay.

Corpay, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share amounts and percentages)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

Revenues, net	$1,381,931	$1,172,480	18%	$3,981,727	$3,280,177	21%
Expenses:
Processing	298,105	248,761	20%	845,332	709,122	19%
Selling	145,429	117,628	24%	444,243	340,962	30%
General and administrative	204,164	178,611	14%	631,637	512,564	23%
Depreciation and amortization	115,674	93,163	24%	348,797	276,701	26%
Other operating, net	310	26	NM	107,552	23	NM
Gain (loss) on disposition, net	3,012	(11,171)	NM	125,534	(11,171)	NM
Operating income	621,261	523,120	19%	1,729,700	1,429,634	21%
Other expenses:
Other expense (income), net	10,195	1,383	NM	37,521	(5,094)	NM
Interest expense, net	108,761	100,035	9%	333,580	290,829	15%
Loss on extinguishment of debt	—	—	—%	6,557	1,596	311%
Total other expenses, net	118,956	101,418	17%	377,658	287,331	31%
Income before income taxes	502,305	421,702	19%	1,352,042	1,142,303	18%
Provision for income taxes	120,025	143,323	(16)%	364,260	335,971	8%
Net income	382,280	278,379	37%	987,782	806,332	23%
Less: Net income attributable to noncontrolling interests	3,858	438	NM	10,987	990	NM
Net income attributable to Corpay	$378,422	$277,941	36%	$976,795	$805,342	21%
Basic earnings per share*	$5.73	$3.95	45%	$14.62	$11.44	28%
Diluted earnings per share*	$5.66	$3.91	45%	$14.44	$11.28	28%
Weighted average shares outstanding:
Basic shares	65,592	70,318		66,218	70,393
Diluted shares	66,385	71,131		67,044	71,373

*For 2026, Basic and Diluted earnings per share amounts are determined under the two-class method
NM - Not Meaningful

Corpay, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,072,988	$2,408,097
Restricted cash	6,339,902	6,583,843
Accounts and other receivables (less allowance)	2,967,826	2,145,679
Securitized accounts receivable — restricted for securitization investors	2,300,000	1,823,000
Prepaid expenses and other current assets	1,563,507	1,002,621
Total current assets	16,244,223	13,963,240
Property and equipment, net	483,915	472,310
Goodwill and other intangibles, net	10,018,381	10,802,551
Other assets	1,340,714	1,170,034
Total assets	$28,087,233	$26,408,135
Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Customer deposits	8,070,388	8,118,566
Accounts payable, accrued expenses and other current liabilities	3,784,680	2,832,581
Securitization facility	2,300,000	1,823,000
Current portion of notes payable and lines of credit	2,861,372	1,522,530
Total current liabilities	17,016,440	14,296,677
Notes payable and other obligations, less current portion	6,071,735	6,656,157
Deferred income taxes	557,375	614,345
Other noncurrent liabilities	778,152	612,279
Total noncurrent liabilities	7,407,262	7,882,781
Commitments and contingencies
Redeemable noncontrolling interest	320,000	302,000
Stockholders’ equity:
Common stock	133	132
Additional paid-in capital	4,252,024	3,970,077
Retained earnings	11,232,857	10,264,751
Accumulated other comprehensive loss	(1,361,644)	(1,392,154)
Treasury stock	(10,826,489)	(8,958,942)
Total Corpay stockholders’ equity	3,296,881	3,883,864
Noncontrolling interest	46,650	42,813
Total equity	3,343,531	3,926,677
Total liabilities, redeemable noncontrolling interest and equity	$28,087,233	$26,408,135

Corpay, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2026	2025
	(Unaudited)	(Unaudited)
Operating activities
Net income	$987,782	$806,332
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	109,203	90,944
Stock-based compensation	92,928	74,826
Provision for credit losses on accounts and other receivables	141,644	89,841
Provision for legal settlement	100,000	—
Amortization of deferred financing costs and discounts	9,985	15,205
Amortization of intangible assets and premium on receivables	239,594	185,757
Loss on extinguishment of debt	6,557	1,596
Deferred income taxes	(95,898)	(38,503)
(Gain) loss on disposition of business	(125,534)	11,171
Other non-cash operating expense (income), net	39,077	(8,022)
Changes in operating assets and liabilities (net of acquisitions/disposition)	(789,055)	(541,984)
Net cash provided by operating activities	716,283	687,163
Investing activities
Acquisitions, net of cash acquired	(46,741)	(154,648)
Purchases of property and equipment	(143,382)	(148,315)
Proceeds from disposition, net of cash	424,724	—
Proceeds from sale of cost method investment	425	14,843
Other	12,257	5,198
Net cash provided by (used in) investing activities	247,283	(282,922)
Financing activities
Proceeds from issuance of common stock	189,020	63,018
Repurchase of common stock	(1,819,060)	(282,583)
Borrowings on securitization facility, net	477,000	432,000
Deferred financing costs	(29,905)	(10,827)
Proceeds from notes payable	5,350,400	750,000
Principal payments on notes payable	(6,017,312)	(147,855)
Borrowings from revolver	11,957,000	6,435,000
Payments on revolver	(10,527,000)	(7,341,000)
Borrowings on subsidiary swingline, net	906	692
Other	2,451	(730)
Net cash used in financing activities	(416,500)	(102,285)
Effect of foreign currency exchange rates on cash	(121,543)	156,092
Net increase in cash and cash equivalents and restricted cash	425,523	458,048
Net decrease in cash classified within current assets held for sale	(4,573)	—
Cash and cash equivalents and restricted cash, beginning of period	8,991,940	4,456,345
Cash and cash equivalents and restricted cash, end of period	$9,412,890	$4,914,393
Supplemental cash flow information
Cash paid for interest, net	$419,966	$357,377
Cash paid for income taxes, net	$502,857	$381,403

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share amounts; shares in millions)
(Unaudited)

The following table reconciles net income attributable to Corpay to adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay.*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income attributable to Corpay	$378,422	$277,941	$976,795	$805,342

Stock-based compensation	33,419	27,593	92,928	74,826
Amortization[1]	81,310	70,759	249,579	200,962
Legal settlements and litigation	635	1,970	102,161	2,833
Loss on extinguishment of debt	—	—	6,557	1,596
Integration and deal related costs	17,200	15,699	72,253	41,540
Restructuring and related costs	5,686	3,427	12,565	9,557
(Gain) loss on disposition, net	(3,012)	11,171	(125,534)	11,171
Adjustments at equity method investment, net of tax	19,405	—	55,116	—
Other[2]	2,489	201	15,511	(195)
Total adjustments	157,132	130,820	481,136	342,290
Income tax impact of pre-tax adjustments at the effective tax rate[3]	(35,843)	(34,739)	(140,769)	(90,195)
Discrete tax items[4]	993	31,201	45,096	37,132
Adjusted net income attributable to Corpay	$500,704	$405,223	$1,362,258	$1,094,569
Adjusted net income per diluted share attributable to Corpay[5]	$7.54	$5.70	$20.34	$15.34
Diluted shares	66.4	71.1	67.0	71.4

[1] Includes consolidated amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Includes losses and gains on foreign currency transactions, amortization expense attributable to the Company's noncontrolling interests, taxes associated with stock-based compensation programs and a loss on an economic hedge of a foreign-denominated purchase price of an acquisition and other non-recurring items.

[3] Represents provision for income taxes of pre-tax adjustments. Adjustments related to our equity method investment are tax effected at the effective tax rate of the investment as stated.
[4] For 2026, represents discrete taxes on net gain realized upon disposition of our PayByPhone business within Vehicle Payments and taxes related to our equity method investment.
[5] Excludes the impact on earnings per share of the adjustment of a noncontrolling interest to its maximum redemption value of $2.9 million and $8.7 million for the three and nine months ended September 30, 2026, respectively.

* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric and percentages)
(Unaudited)

The following table presents revenues, net and revenues, net per key performance metric by segment.*
	As Reported				Pro Forma and Macro Adjusted[1]
	Three Months Ended September 30,				Three Months Ended September 30,
	2026	2025	Change	% Change	2026	2025	Change	% Change
CORPORATE PAYMENTS
'- Revenues, net	$571.3	$405.9	$165.4	41%	$567.5	$480.5	$87.0	18%
'- Spend volume	$95,301	$65,592	$29,709	45%	$95,301	$76,795	$18,506	24%
'- Revenues, net per spend $	0.60%	0.62%	(0.02)%	(3)%	0.60%	0.63%	(0.03)%	(5)%
VEHICLE PAYMENTS
'- Revenues, net	$579.8	$538.3	$41.5	8%	$522.7	$485.7	$37.0	8%
'- Transactions	152.4	207.3	(54.9)	(26)%	148.2	136.3	11.9	9%
'- Revenues, net per transaction	$3.80	$2.60	$1.21	47%	$3.53	$3.56	$(0.04)	(1)%
'- Tag transactions[2]	23.9	22.9	1.0	4%	23.9	22.9	1.0	4%
'- Parking transactions[3]	—	65.3	(65.3)	(100)%	—	—	—	—%
- Fleet transactions	102.6	102.8	(0.2)	—%	98.4	96.8	1.6	2%
- Other transactions	25.9	16.4	9.6	58%	25.9	16.6	9.3	56%
LODGING PAYMENTS
'- Revenues, net	$131.1	$127.0	$4.1	3%	$130.8	$127.0	$3.8	3%
'- Room nights	7.7	8.9	(1.3)	(14)%	7.7	8.9	(1.3)	(14)%
'- Revenues, net per room night	$17.06	$14.20	$2.86	20%	$17.03	$14.20	$2.82	20%
OTHER[4]
'- Revenues, net	$99.7	$101.3	$(1.6)	(2)%	$99.9	$101.3	$(1.4)	(1)%
'- Transactions	398.0	384.2	13.8	4%	398.0	384.2	13.8	4%
'- Revenues, net per transaction	$0.25	$0.26	$(0.01)	(5)%	$0.25	$0.26	$(0.01)	(5)%
CORPAY CONSOLIDATED REVENUES
'- Revenues, net	$1,381.9	$1,172.5	$209.4	18%	$1,320.9	$1,194.5	$126.4	11%

[1] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by segment and metrics, non-GAAP measures, to the GAAP equivalent.
[2] Represents total tag subscription transactions in the quarter. Average monthly tag subscriptions for the third quarter of 2026 is 8.0 million.
[3] Parking transactions relates to PayByPhone, a mobile parking payments business within our Vehicle Payments segment, which we sold to a third party in March 2026.
[4] Other includes Gift, Outsourced Card Processing and Payroll Card.
* Columns may not calculate due to rounding. Segment results for 2025 have been recast to conform with current period segment presentation.

Exhibit 3
Revenues by Geography and Segment
(In millions, except percentages)
(Unaudited)

Revenues, net by Geography*	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	%	2025	%	2026	%	2025	%
US	$624	45%	$575	49%	$1,767	44%	$1,624	50%
Brazil	227	16%	183	16%	655	16%	515	16%
UK	208	15%	159	14%	615	15%	453	14%
Other	324	23%	256	22%	944	24%	688	21%
Consolidated Revenues, net	$1,382	100%	$1,172	100%	$3,982	100%	$3,280	100%

*Columns may not calculate due to rounding.

Revenues, net by Segment*	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	%	2025	%	2026	%	2025	%
Corporate Payments	$571	41%	$406	35%	$1,624	41%	$1,138	35%
Vehicle Payments	580	42%	538	46%	1,724	43%	1,525	46%
Lodging Payments	131	9%	127	11%	365	9%	357	11%
Other	100	7%	101	9%	269	7%	260	8%
Consolidated Revenues, net	$1,382	100%	$1,172	100%	$3,982	100%	$3,280	100%

*Columns may not calculate due to rounding. 2025 recast to conform with current period segment presentation.

Exhibit 4
Segment Results*
(In thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026[1]	2025[2]	% Change	2026[1]	2025[2]	% Change
Revenues, net:
Corporate Payments	$571,299	$405,850	41%	$1,623,890	$1,138,272	43%
Vehicle Payments	579,839	538,302	8%	1,723,951	1,524,607	13%
Lodging Payments	131,109	127,012	3%	365,266	357,026	2%
Other[3]	99,684	101,316	(2)%	268,620	260,272	3%
	$1,381,931	$1,172,480	18%	$3,981,727	$3,280,177	21%
Operating income:
Corporate Payments	$226,600	$173,389	31%	$605,322	$460,149	32%
Vehicle Payments	297,354	256,464	16%	870,211	720,893	21%
Lodging Payments	57,836	56,915	2%	150,101	149,253	1%
Other[3]	39,471	36,352	9%	104,066	99,339	5%
	$621,261	$523,120	19%	$1,729,700	$1,429,634	21%
Depreciation and amortization:
Corporate Payments	$57,561	$30,182	91%	$168,090	$90,263	86%
Vehicle Payments	43,392	47,767	(9)%	137,667	140,288	(2)%
Lodging Payments	11,864	12,600	(6)%	34,827	38,384	(9)%
Other[3]	2,857	2,614	9%	8,213	7,766	6%
	$115,674	$93,163	24%	$348,797	$276,701	26%

[1] Results from Gringo acquired in the first quarter of 2025 are reported in the Vehicle Payments segment from the date of acquisition. Results from Alpha acquired in the fourth quarter of 2025 are reported in the Corporate Payments segment from the date of acquisition.

[2] Segment results for 2025 have been recast to conform to current period segment presentation.
[3] Other includes Gift, Outsourced Card Processing and Payroll Card.
*Columns may not calculate due to rounding.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended September 30,		Three Months Ended September 30,
	2026*	2025*	2026*	2025*
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$567.5	$480.5	$95,301	$76,795
Impact of acquisitions/dispositions[1]	—	(74.6)	—	(11,203)
Impact of fuel prices/spread	3.4	—	—	—
Impact of foreign exchange rates	0.4	—	—	—
As reported	$571.3	$405.9	$95,301	$65,592
VEHICLE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$522.7	$485.7	148.2	136.3
Impact of acquisitions/dispositions[2]	28.6	52.6	4.1	71.0
Impact of fuel prices/spread	13.4	—	—	—
Impact of foreign exchange rates	15.2	—	—	—
As reported	$579.8	$538.3	152.4	207.3
LODGING PAYMENTS - ROOM NIGHTS
Pro forma and macro adjusted	$130.8	$127.0	7.7	8.9
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.3	—	—	—
As reported	$131.1	$127.0	7.7	8.9
OTHER[3]- TRANSACTIONS
Pro forma and macro adjusted	$99.9	$101.3	398.0	384.2
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.2)	—	—	—
As reported	$99.7	$101.3	398.0	384.2

CORPAY CONSOLIDATED REVENUES
Pro forma and macro adjusted	$1,320.9	$1,194.5	Intentionally Left Blank
Impact of acquisitions/dispositions	28.6	(22.0)
Impact of fuel prices/spread[4]	16.8	—
Impact of foreign exchange rates[4]	15.6	—
As reported	$1,381.9	$1,172.5

[1] Revenues reflect 2025 proforma impact of acquisition of Alpha Group.
[2] Revenues reflect 2025 proforma impact of disposition of PayByPhone and BP fuel card portfolio, as well as the 2026 and 2025 impact of the maintenance business classified as held for sale.
[3] Other includes Gift, Outsourced Card Processing and Payroll Card.
[4] Revenues reflect the positive impact of movements in foreign exchange rates of approximately $16 million, the positive impact from fuel prices of approximately $22 million and the negative impact of fuel price spreads of approximately $5 million.

* Columns may not calculate due to rounding. 2025 recast to conform with current period segment presentation.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA AND ADJUSTED EBITDA MEASURES
(In millions, except percentages)
(Unaudited)

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to net income.*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$382.3	$278.4	$987.8	$806.3
Provision for income taxes	120.0	143.3	364.3	336.0
Interest expense, net	108.8	100.0	333.6	290.8
Other expense, net	10.2	1.4	37.5	(5.1)
Depreciation and amortization	115.7	93.2	348.8	276.7
(Gain) loss on disposition, net	(3.0)	11.2	(125.5)	11.2
Loss on extinguishment of debt	—	—	6.6	1.6
Other operating, net	0.3	—	107.6	—
EBITDA	$734.2	$627.5	$2,060.5	$1,717.5

Stock-based compensation	$33.4	$27.6	$92.9	$74.8
Other addbacks[1]	26.1	21.6	96.1	60.4
Adjusted EBITDA	$793.8	$676.7	$2,249.5	$1,852.7

Revenues, net	$1,381.9	$1,172.5	$3,981.7	$3,280.2
Adjusted EBITDA margin	57.4%	57.7%	56.5%	56.5%

[1] Includes certain legal expenses, restructuring costs and integration and deal related costs
* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles full year 2026 and fourth quarter 2026 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	2026 GUIDANCE
	Low*	High*
Net income attributable to Corpay	$1,337	$1,357
Net income per diluted share	$20.03	$20.23

Stock-based compensation	134	134
Amortization	340	340
Gain on disposition, net	(125)	(125)
Other	298	298
Total pre-tax adjustments	$646	$646

Income taxes	(136)	(136)
Adjusted net income	$1,847	$1,867
Adjusted net income per diluted share	$27.90	$28.10

Diluted shares	66	66

	Q4 2026 GUIDANCE
	Low*	High*
Net income attributable to Corpay	$361	$381
Net income per diluted share	$5.59	$5.79

Stock-based compensation	41	41
Amortization	83	83
Other	37	37
Total pre-tax adjustments	$161	$161

Income taxes	(37)	(37)
Adjusted net income	$485	$505
Adjusted net income per diluted share	$7.55	$7.75

Diluted shares	65	65

* Columns may not calculate due to rounding.